UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2009

CANDEV RESOURCE EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52499
(Commission File Number)

98-0515290
(IRS Employer Identification No.)

400 - 409 Granville Street Vancouver, British Columbia V6C 1T2
(Address of principal executive offices and Postal Code)

(604) 678-2531
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2009, we appointed Ezra Jimenez to our board of directors and as our chief financial officer.

Mr. Jimenez has a Master of Law and an MBA from ITAM, Mexico City, Mexico. For 20 years Mr. Jimenez was a partner of Cornejo, Mendez, Gonzalez & Duarte, S.C. (CMGD) of Mexico City where he assisted foreign companies in structuring mergers and acquisitions. Mr. Jimenez has specialized in various aspects of Mexican Law including arbitration and negotiations, mining law, and environmental law.

Currently, Mr. Jimenez is the Vice President, Operations and Chief Financial Officer of Yale Resources Ltd., a public company listed on the TSX Venture Exchange in Canada. He has served in that capacity for the past two years. We entered into a property option agreement with Yale Resources Ltd. on July 7, 2009 pursuant to which we acquired (effective July 9, 2009) a 50% undivided interest, and an option to acquire a further 30% interest in, the Dos Naciones Project Property, located in state of Sonora, Mexico.

Item 9.01           Financial Statements and Exhibits

(d)                    Exhibits

99.1	News Release dated July 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDEV RESOURCE EXPLORATION, INC.

/s/ Mark McLeary
Mark McLeary
President

Date: July 20, 2009